UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

WRIGHT MEDICAL GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Tornier N.V.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 1, 2015, Tornier N.V., a public limited company (naamloze vennootschap) incorporated under the laws of the Netherlands (“Tornier”), and Wright Medical Group, Inc., a Delaware corporation (“Wright”), completed their previously announced merger. Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 27, 2014 (the “Merger Agreement”), by and among Tornier, Wright, Trooper Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Tornier (“Holdco”), and Trooper Merger Sub Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Tornier (“Merger Sub”), Merger Sub merged with and into Wright (the “Merger”), with Wright continuing as the surviving company and an indirect, wholly-owned subsidiary of Tornier following the transaction. Upon completion of the Merger, Tornier was renamed “Wright Medical Group N.V.”

At the effective time and as a result of the Merger, each share of Wright common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 1.0309 Tornier ordinary shares. No fractional shares were issued as a result of the Merger. Any Wright shareholder who would otherwise be entitled to receive a fraction of a Tornier ordinary share pursuant to the Merger will be paid an amount in cash determined in accordance with the amount of their fractional share interest, instead of such fractional share. In addition, at the effective time and as a result of the Merger, all outstanding options to purchase shares of Wright common stock and other equity awards based on Wright common stock, which were outstanding immediately prior to the effective time of the Merger, became immediately vested and converted into and became, respectively, options to purchase Tornier ordinary shares and with respect to all other Wright equity awards, awards based on Tornier ordinary shares, in each case, on terms substantially identical to those in effect prior to the effective time of the Merger, except for the vesting requirements and adjustments to the underlying number of shares and the exercise price based on the exchange ratio used in the Merger and other adjustments as provided in the Merger Agreement.

In connection with the Merger, Tornier issued 53,080,978 ordinary shares. The issuance of Tornier ordinary shares in connection with the Merger was registered under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-201175) filed with the United States Securities and Exchange Commission (the “SEC”) and declared effective on May 11, 2015. The joint proxy statement/prospectus included in the registration statement contains additional information about the Merger.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the current report on Form 8-K filed by Tornier with the SEC on October 27, 2014 and is incorporated herein by reference.

The foregoing summary description of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this report are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Tornier or Wright in its public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Tornier or Wright. The Merger Agreement includes customary representations, warranties and covenants of Tornier, Holdco, Merger Sub and Wright made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Tornier, Holdco, Merger Sub and Wright and may be subject to important qualifications and limitations agreed to by Tornier, Holdco, Merger Sub and Wright in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to Tornier’s and Wright’s SEC filings or may have been used for purposes of allocating risk among Tornier, Holdco, Merger Sub and Wright rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Tornier, Merger Sub and Wright or any of the respective subsidiaries or affiliates.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on October 1, 2015, Tornier and Tornier, Inc., a Delaware corporation, and an indirect, wholly-owned subsidiary of Tornier and Tornier’s primary U.S. operating subsidiary, terminated all commitments and repaid approximately $81.2 million in outstanding indebtedness, which constituted all amounts outstanding under the Credit Agreement, dated as of October 4, 2012, by and among Tornier, Tornier, Inc., Bank of America, N.A., as Administrative Agent, SG Americas Securities, LLC, as Syndication Agent, BMO Capital Markets and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SG Americas Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, and the other lenders party thereto (the “Credit Agreement”). The credit facility under the Credit Agreement included a senior secured revolving credit facility to Tornier Inc. denominated at the election of Tornier Inc., in U.S. dollars, Euros, pounds sterling, and yen, in an aggregate principal amount of up to the U.S. dollar equivalent of $30.0 million. In addition to the senior secured revolving credit facility, the Credit Agreement provided for an aggregate credit commitment to Tornier Inc. of $125.0 million, consisting of: (1) a senior secured term loan facility to Tornier Inc. denominated in U.S. dollars in an aggregate principal amount of up to $85.0 million; and (2) a senior secured term loan facility to Tornier Inc. denominated in Euros in an aggregate principal amount of up to the U.S. dollar equivalent of $40.0 million. The senior secured term loan facility denominated in Euros was repaid in full during 2013. As of June 28, 2015, Tornier had $73.7 million in outstanding term debt under the Credit Agreement and an outstanding balance under the line of credit of $7.0 million. Tornier did not incur any early termination penalties in connection with such repayment and termination.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note above is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Convertible Senior Notes

As a result of the Merger, all of the outstanding indebtedness of Wright will become the obligation of Wright N.V. As of the closing date, Wright had outstanding $632.5 million aggregate principal amount of 2.00% Cash Convertible Senior Notes due 2020 (the “2020 Notes”) pursuant to an indenture, dated as of February 13, 2015 between Wright and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “2020 Notes Indenture”) and $60.0 million aggregate principal amount of 2.00% Convertible Senior Notes due 2017 (the “2017 Notes”) pursuant to an indenture, dated as of August 31, 2012 between Wright and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “2017 Notes Indenture”).

Within 90 days of the effective time of the Merger, Wright N.V. is obligated to execute a supplemental indenture, fully and unconditionally guaranteeing, on a senior unsecured basis, Wright’s obligations relating to the $632.5 million aggregate principal amount of 2020 Notes.

At the effective time and as a result of the Merger, (i) all calculations and other determinations with respect to the 2020 Notes previously based on references to Wright common stock shall be calculated or determined by reference to Wright N.V. ordinary shares, and (ii) the Conversion Rate (as defined in the 2020 Notes Indenture) for the 2020 Notes will initially be equal to 33.39487 Wright N.V. ordinary shares (subject to adjustment as provided in the 2020 Notes Indenture) per $1,000 principal amount of the 2020 Notes (subject to, and in accordance with, the settlement provisions of the 2020 Notes Indenture).

A description of the other terms and other features of the 2020 Notes and the 2020 Notes Indenture is included in Wright’s current report on Form 8-K filed with the SEC on February 13, 2015 and is incorporated by reference herein. A description of the terms and other features of the 2017 Notes and the 2017 Notes Indenture is included in Wright’s current report on Form 8-K filed with the SEC on August 28, 2012 and is incorporated by reference herein.

Contingent Value Rights

Pursuant to the terms of the Merger Agreement and the Assignment and Assumption Agreement between Wright, Wright N.V. and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”) dated as of October 1, 2015, at the effective time of the Merger, Wright N.V. assumed all of Wright’s rights and obligations with respect to Wright’s contingent value rights (“CVRs”) in accordance with the Contingent Value Rights Agreement between Wright and the Trustee, dated as of March 1, 2013 (the “CVR Agreement”). A copy of the Assignment and Assumption Agreement was filed as Exhibit 4.1 to the Registration Statement on Form 8-A filed by Wright with the SEC on October 1, 2015 and is incorporated herein by reference.

Wright issued the CVRs as part of the merger consideration in connection with its acquisition of BioMimetic Therapeutics, Inc. (“BioMimetic”). In connection with its assumption of the CVR Agreement, Wright N.V. will be subject to all of the obligations of Wright outlined in the CVR Agreement. Each CVR entitles its holder to receive the following payments upon achievement of the following milestones: (1) receipt by Wright or its affiliates of the first FDA Approval of AUGMENT Bone Graft based on its pre-market approval application no. 100006 submitted to the FDA on June 28, 2012 (the “Approval Milestone”), (2) certain product sales milestones, as described in the CVR Agreement, relating to products containing technology owned or controlled by BioMimetic prior to the original execution of the CVR Agreement. The Approval Milestone was achieved as of September 1, 2015, and, as a result $3.50 in cash per CVR was paid by Wright on September 30, 2015 to holders of record as of September 25, 2015.

The foregoing summary description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which was filed as Exhibit 10.1 to the current report on Form 8-K filed by Wright with the SEC on March 1, 2013 and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Immediately after the closing of, and giving effect to, the Merger, former Tornier shareholders own approximately 48% of Wright N.V. on a fully diluted basis and former Wright stockholders own approximately 52% of Wright N.V. on a fully diluted basis.

The information about the Merger in Item 2.01 and Item 5.02 of this report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

As previously announced, Alain Tornier and Richard B. Emmitt resigned as non-executive directors of Wright N.V. on October 1, 2015, effective as of the effective time of the Merger. Their resignations were in connection with the Merger and not the result of any disagreement with Tornier or Wright N.V. on any matter relating to Tornier’s or Wright N.V.’s operations, policies or practices.

Named Executive Officer Resignations

As previously announced, Shawn McCormick, Tornier’s Chief Financial Officer, and Kevin M. Klemz, Tornier’s Senior Vice President, Chief Legal Officer and Secretary, resigned as officers of Wright N.V. on October 1, 2015, effective as of the effective time of the Merger.

Appointment of Officers

As previously announced, the Board of Directors of Wright N.V. appointed the following officers of the combined company on October 1, 2015, effective as of the effective time of the Merger:

•	Robert J. Palmisano, former President and Chief Executive Officer of Wright, became President and Chief Executive Officer of Wright N.V.

•	David H. Mowry, former President and Chief Executive Officer of Tornier, became Executive Vice President and Chief Operating Officer of Wright N.V.

•	Lance A. Berry, former Senior Vice President and Chief Financial Officer of Wright, became Senior Vice President and Chief Financial Officer of Wright N.V.

Biographical and other information regarding Mr. Palmisano and Mr. Mowry can be found in the definitive joint proxy statement/prospectus for the extraordinary general meeting of shareholders of Tornier held on June 18, 2015 (the “Extraordinary General Meeting”), as filed by Tornier with the SEC on May 12, 2015 under “Tornier Voting Proposal No. 6—Appointment of Directors—Additional Information About Executive Director Nominees” and “Certain Relationships and Related Transactions regarding Tornier.”

Lance A. Berry, age 43, served as Wright’s Senior Vice President and Chief Financial Officer since 2009. He joined Wright in 2002, and, until his appointment as Chief Financial Officer, served as Vice President and Corporate Controller. Prior to joining Wright, Mr. Berry served as audit manager with the Memphis, Tennessee office of Arthur Andersen LLP from 1995 to 2002. Mr. Berry is a certified public accountant, inactive.

Appointment of Directors

As previously announced and as previously approved by Tornier’s shareholders at the Extraordinary General Meeting held on June 18, 2015, upon completion of the Merger and pursuant to the terms of the Merger Agreement, the Board of Directors of Wright N.V. consists of ten directors, including two executive directors and eight non-executive directors.

The two executive directors are Robert J. Palmisano and David H. Mowry. The eight non-executive directors are: Gary D. Blackford, Sean D. Carney, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, David D. Stevens, Richard F. Wallman and Elizabeth H. Weatherman. In each case, Tornier’s shareholders, pursuant to a proposal submitted to the general meeting of shareholders at the Extraordinary General Meeting, appointed these directors effective as of the effective time of the Merger to serve until the next annual general meeting of shareholders or until their respective successors are elected and qualified. Information regarding these individuals, including their biographical information, can be found in the definitive joint proxy statement/prospectus for the Extraordinary General Meeting, as filed by Tornier with the SEC on May 12, 2015 under “Tornier Voting Proposal No. 6—Appointment of Directors—Additional Information About Executive Director Nominees,” “Tornier Voting Proposal No. 6—Appointment of Directors—Additional Information About Non-Executive Director Nominees” and “Certain Relationships and Related Transactions regarding Tornier.”

Upon completion of the Merger, the Board of Directors of Wright N.V. appointed the following directors to the following Board committees, effective immediately:

Audit Committee

Richard F. Wallman, Chair

Kevin C. O’Boyle

Gary D. Blackford

Compensation Committee

Sean D. Carney, Chair

John L. Miclot

Elizabeth H. Weatherman

Nominating, Corporate Governance and Compliance Committee

Amy S. Paul, Chair

Sean D. Carney

David D. Stevens

Elizabeth H. Weatherman

Each of the directors and officers of Wright N.V. are expected to enter into a standard indemnification agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Assumption of Wright Equity Plans and Stock Options

The information in the Introductory Note relating to the equity awards of Wright outstanding as of the effective time is incorporated herein by reference.

At the effective time of the Merger, Wright N.V. assumed the duties, obligations and liabilities of Wright under the Wright Medical Group, Inc. Fifth Amended and Restated 1999 Equity Incentive Plan and the Wright Medical Group, Inc. Second Amended and Restated 2009 Equity Incentive Plan.

Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan

At the effective time of the Merger, certain amendments to the Tornier N.V. Amended and Restated 2010 Incentive Plan became effective, including a change in the name of the plan to the “Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan,” an increase in the number of ordinary shares available for issuance, and revisions to provide for the issuance of awards under the plan that qualify for the “performance based compensation” exception to Section 162(m) of the Internal Revenue Code of 1986, as amended. The amendments were reflected in an amended and restated version of the plan, which was approved by Tornier’s shareholders at the Extraordinary General Meeting held on June 18, 2015, subject to and effective upon completion of the Merger. A copy of the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan was filed as Exhibit 10.2 to a current report on Form 8-K filed by Tornier with the SEC on June 19, 2015 and is incorporated herein by reference.

Resignation Agreements with Former Named Executive Officers of Tornier

On October 1, 2015, immediately prior to the completion of the Merger, Tornier, through its wholly owned subsidiary, entered into a resignation agreement with Shawn McCormick, Tornier’s Chief Financial Officer, and Kevin M. Klemz, Tornier’s Senior Vice President, Chief Legal Officer and Secretary. The purpose of the resignation agreements is to provide for:

•	the resignation of Messrs. McCormick and Klemz as officers effective as of the effective time of the Merger and as employees effective as of the end of a three-month transition period after the Merger;

•	payments and benefits to which the former officers are entitled under their existing employment agreements as a result of the termination of their employment;

•	limited additional payments and benefits described below which the former officers will receive upon their execution of a release of claims on the last day of their employment; and

•	other provisions standard and customary in this type of agreement.

With respect to the payments and benefits, the resignation agreements provide that:

•	the former officers will receive no change to their base salary during the transition period of time after the merger during which they will remain employees;

•	the former officers will not receive any future equity grants;

•	the former officers’ change in control payments (which are equal to one year base salary and full target annual bonus) will be paid in one lump sum within 15 days of the termination date and required health insurance benefits will be provided after the termination date in accordance with the terms of their employment agreements;

•	the former officers will receive a pro-rated pre-Merger annual bonus calculated under the terms of Tornier’s annual bonus plan; and

•	the former officers will receive a pro-rated post-Merger annual bonus calculated under the terms of Wright N.V.’s post-Merger annual bonus plan and based on the former officers’ current incentive target pursuant to the terms thereof.

In addition, the resignation agreement for Mr. McCormick provides that after the termination of his employment, he will serve as an independent consultant for nine months in exchange for a consulting fee of $1,000 per month.

The foregoing description of the resignation agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the resignation agreements, copies of which are filed as Exhibits 10.2 and 10.3 to this report and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Wright N.V.’s articles of association were amended as follows:

•	Article 2.1 of the articles of association was amended to change the name of the company from “Tornier N.V.” to “Wright Medical Group N.V.”; and

•	Article 4.1 of the articles of association was amended to increase Wright N.V.’s authorized capital from €5,250,000 to €9,600,000 and to increase its authorized number of ordinary shares from 175 million to 320 million.

Tornier’s shareholders approved these amendments at the Extraordinary General Meeting held on June 18, 2015. A copy of the deed of amendment to Wright N.V.’s articles of association incorporating these amendments is filed as Exhibit 3.1 to this report and is incorporated herein by reference. A copy of the full articles of association incorporating these amendments is filed as Exhibit 3.2 to this report and is incorporated herein by reference.

Item 8.01 Other Events.

On October 1, 2015, Tornier, Inc. and Tornier SAS, both wholly-owned subsidiaries of Wright N.V., completed the transactions contemplated by the previously announced Asset Purchase Agreement, dated as of August 31, 2015 (the “Asset Purchase Agreement”), with Integra LifeSciences Corporation (“Integra”). Pursuant to the Asset Purchase Agreement, Wright N.V. sold to Integra the United States rights to Tornier’s Salto Talaris® and Salto Talaris XT™ line of ankle replacement products and Tornier’s line of silastic toe replacement products, among other assets, for an undisclosed amount of cash. Pursuant to an OUS License Agreement entered into between Tornier and Integra, Tornier retained the right to sell these products outside the United States for up to 20 years unless Integra exercises its option under the Asset Purchase Agreement to purchase the ex-United States rights to the products. Tornier and Integra also entered into other customary ancillary agreements in connection with the transaction, including, among others, a Transition Services Agreement, Transitional Supply Agreement, a Trademark License Agreement and an IP License Agreement. The completion of the transactions contemplated by the Asset Purchase Agreement was subject to and contingent upon the completion of the Merger.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Wright N.V. intends to amend this report to include the historical financial information required under Item 9.01(a) within 71 calendar days from the filing of this Form 8-K.

(b)	Pro Forma Financial Information.

Wright N.V. intends to amend this report to include the pro forma financial information required under Item 9.01(b) within 71 calendar days from the filing of this Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 27, 2014, among Tornier N.V., Trooper Holdings Inc., Trooper Merger Sub Inc. and Wright Medical Group, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Tornier with the SEC on October 27, 2014)

3.1	Deed of Amendment to Articles of Association of Tornier N.V. (filed herewith)

3.2	Articles of Association of Wright Medical Group N.V. (filed herewith)

4.1	Assignment and Assumption Agreement between Wright Medical Group, Inc., Wright Medical Group N.V. and American Stock Transfer & Trust Company, LLC, as trustee, dated as of October 1, 2015 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A, filed by Wright Medical Group N.V. with the SEC on October 1, 2015)

10.1	Form of Indemnification Agreement (filed herewith)

10.2	Resignation Agreement and Release of Claims, dated October 1, 2015, between Shawn T McCormick and Tornier, Inc. (filed herewith)

10.3	Resignation Agreement and Release of Claims, dated October 1, 2015, between Kevin M. Klemz and Tornier, Inc. (filed herewith)

99.1	Press Release of Wright Medical Group N.V. dated October 1, 2015 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2015	WRIGHT MEDICAL GROUP N.V.

	By:	/s/ Robert J. Palmisano
	Name:	Robert J. Palmisano
	Title:	President and Chief Executive Officer

WRIGHT MEDICAL GROUP N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated October 27, 2014, among Tornier N.V., Trooper Holdings Inc., Trooper Merger Sub Inc. and Wright Medical Group, Inc.	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Tornier with the SEC on October 27, 2014

3.1	Deed of Amendment to Articles of Association of Tornier N.V.	Filed herewith

3.2	Articles of Association of Wright Medical Group N.V.	Filed herewith

4.1	Assignment and Assumption Agreement, dated as of October 1, 2015, between Wright Medical Group, Inc., Wright Medical Group N.V. and American Stock Transfer & Trust Company, LLC	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A, filed by Wright Medical Group N.V. with the SEC on October 1, 2015

10.1	Form of Indemnification Agreement	Filed herewith

10.2	Resignation Agreement and Release of Claims, dated October 1, 2015, between Shawn T McCormick and Tornier, Inc.	Filed herewith

10.3	Resignation Agreement and Release of Claims, dated October 1, 2015, between Kevin M. Klemz and Tornier, Inc.	Filed herewith

99.1	Press Release of Wright Medical Group N.V. dated October 1, 2015	Furnished herewith